SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 12, 2011


                           DONG XIN CHEMICAL CO., LTD.
             (Exact name of registrant as specified in its charter)


         Delaware                    000-53807                  26-3551294
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

         13/F Man Yee Building 68, Desvouex Road, Central Hong Kong SAR
               (Address of Principal Executive Offices) (Zip Code)

                                  852 62338767
              (Registrant's telephone number, including area code)

                            Meiguo Acquisition Corp.
        28248 North Tatum Blvd., Suite B-1-434, Cave Creek, Arizona 85331
             (former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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EXPLANATORY NOTE

     This Report is being filed by us in connection with a Stock Purchase Agreement dated May 12, 2011, through which Overseas Faith Limited, a Hong Kong company, acquired 100% of our issued and outstanding common stock from David W. Keaveney, our former President, sole director and sole shareholder. The Company was not a party to the Stock Purchase Agreement, which resulted in a change in control of the Company, which is not totally controlled by Overseas Faith Limited. We did not issue any securities in connection with the transaction. Prior to this change of control, we were a shell company and we are still a shell company.

FORM 10 INFORMATION

     Item 5.01 (a) (8) of Form 8-K states that if the registrant was a shell company like we were immediately before a change in control, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 upon consummation of the change in control transaction.

     Pursuant to Item 5.01 (a) (8), we previously reported "Form 10" level information in our Form 10-K Annual Report for the Fiscal Year Ended December 31, 2010, filed with the Commission on March 21, 2011, and we previously filed or previously reported our Form 10-12G/A registration statement filed with the Commission on January 12, 2010.

ITEM. 5.01 CHANGE OF CONTROL OF REGISTRANT.

     On May 12, 2011, Overseas Faith Limited, a Hong Kong company, entered into a Stock Purchase Agreement with David W. Keaveney pursuant to which Overseas Faith Limited acquired 25,000,000 shares of Common Stock from David W. Keaveney, our then President, for aggregate consideration of $50,000, effective on or before May 23, 2011. The stock acquisition was effective on May 13, 2011. We are not aware of any arrangements that may result in another change in control of the Company. As a result of this transaction, Overseas Faith Limited is the beneficial owner of 100% of our issued and outstanding Common Stock.

     On May 13, 2011, Mr. Tian Lidong was appointed as Vice President and Director of the Company. On May 14, 2011, Mr. Keaveney resigned from the offices of President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company. On May 15, 2011, Tian Lidong was appointed to the offices of President, Secretary and Treasurer of the Company. There is currently no compensatory plan or employment agreement in place for any of our officers or directors. Mr. Lidong's business experience and background are set forth in the biographical information set forth below.

TIAN LIDONG, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

     Tian Lidong was born in Hebei, China on September 26, 1963. Since 2001, Mr.Lidong has served as President of Hebei Dongxin Industry (Group) Co., Ltd., the largest building materials supermarket wholesale company in Handan City, Hebei Province, China with revenues of approximately U.S. $100,000,000 per year. Mr. Lidong is also an investor in financial operations and commercial real estate. Mr. Lidong received a degree in Economic Management from Handan College in 1999. From 2002 until 2007, Mr. Lidong attended Tsinghua University where he took a High Level Management Course.

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
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Please refer to Item 5.01 - "Change of Control of Registrant" above, which description is in its entirety incorporated by reference in this Item.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On May 17, 2011, we amended our Certificate of Incorporation to change our name to "Dong Xin Chemical Co., Ltd." No other changes were made to our Certificate of Incorporation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                       Description
-----------                       -----------

3.1 (i) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 17, 2011.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2011
                                            DONG XIN CHEMICAL CO., LTD.


                                            By: /s/ Tian Lidong
                                                --------------------------------
                                                Tian Lidong
                                                President

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
                                 EXHIBITS INDEX

Exhibit No.                       Description
-----------                       -----------

3.1 (i) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 17, 2011.


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